Exhibit 10.54

Amendment to Distribution & Supply Agreement of November 20th, 2000 between Vivus International, Ltd. and Paladin Labs Inc.

This Amendment, dated as of October 11th, 2004, is executed by and between Paladin Labs, Inc., 6111 Royalmount Avenue, Montreal, Quebec H4P 2T4, Canada (“Paladin”) and Vivus International, Ltd., Clarendon House, Church Street, Hamilton, Bermuda (“Vivus”).

WHEREAS, the parties decided to amend the Agreement as per Section 20.7;

NOW, THEREFORE, the parties express their mutual intentions as follows:

License Fees

Delete Section 3.1, Section 9.2 and Section 9.3 and replace with - “Paladin shall pay Vivus a license fee of one hundred and twenty-five thousand dollars United States Dollars ($125,000) on November 1, 2004. Paladin shall also pay VIVUS an additional one hundred and twenty-five thousand United States dollars ($125,000) on November 1, 2006 provided that Net Sales of Muse are above three hundred and seventy-five thousand United States dollars ($375,000) in the previous twelve month period.

Term and Termination

Delete in Section 17.1 “tenth (10th)” and replace with “fourteenth (14th)”.

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This Amendment is executed in two original copies, one for each party.

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October 11, 2004	October l1, 2004

For Paladin Labs Inc.	for Vivus International, Ltd.

/s/ [ILLEGIBLE]	/s/ TERRY NIDA